http://schemas.microsoft.com/office/word/2003/wordml2450Amendment
Exhibit - Ex. 99.77Q1

The MFS Series CMU N-SAR B, dated 11/30/09, has been amended to correct a formatting issue with the Report of Independent Registered Public Accounting Form.